Exhibit 4(a)

INTEGRATION AGREEMENT, DATED FEBRUARY 18, 2005

AND AMENDMENT THERETO, DATED APRIL 20, 2005

(English Translation)

INTEGRATION AGREEMENT

This Integration Agreement (this “Agreement”) is made and entered into by and among Mitsubishi Tokyo Financial Group, Inc. (“MTFG”), The Bank of Tokyo-Mitsubishi Limited (“BTM”), The Mitsubishi Trust and Banking Corporation (“Mitsubishi Trust”) and Mitsubishi Securities Co., Ltd. (“Mitsubishi Securities”; and together with MTFG, BTM and Mitsubishi Trust, collectively, the “Mitsubishi Group Companies”), and UFJ Holdings, Inc. (“UFJ Holdings”), UFJ Bank Limited (“UFJ Bank”), UFJ Trust Bank Limited (“UFJ Trust”) and UFJ Tsubasa Securities Co., Ltd. (“UFJ Securities”; and together with UFJ Holdings, UFJ Bank and UFJ Trust, collectively, the “UFJ Group Companies”), with respect to the integration of the business operations of each of the Mitsubishi Group Companies and each of the UFJ Group Companies.

ARTICLE I.    PURPOSE OF THIS AGREEMENT, ETC.

Section 1.    (Purpose of This Agreement)

The purpose of this Agreement shall be to provide for the structure of the business integration of each of the Mitsubishi Group Companies and each of UFJ Group Companies, the merger ratios, the terms and conditions of the mergers and other related matters, under the terms and conditions set forth in this Agreement, with respect to the business integration of each of the Mitsubishi Group Companies and each of UFJ Group Companies (the “Business Integration”) as set forth in Sections 2, 10, 16 and 22 of the Basic Memorandum of Agreement (as defined below). The Business Integration contemplates:

(1)	in the current environment where the needs of domestic and foreign customers are becoming more diversified and advanced, by virtue of the Business Integration, to create the “world’s leading comprehensive financial group” which can succeed in global competition and provide customers with products and services at the highest level;

(2)	by virtue of the Business Integration, to create a highly competitive group of companies and a presence in the field of major financial business such as banking, trust, securities, investment trust, credit cards, consumer financing and leasing, and dramatically strengthen its system to comprehensively and flexibility respond to all the needs of customers through close coordination among the group companies;

(3)	by virtue of the Business Integration, to build on the strengths of both the financial group led by MTFG and the financial group led by UFJ Holdings, which highly complement each other in terms of business operations and branch office networks, by developing businesses in a well-balanced manner in the Tokyo metropolitan area, the Chubu area and the Kansai area in Japan, and also having the largest global network among Japanese banks with a wide variety of customers from individuals to small and medium-sized companies to large corporations, and to further enrich the products and services and seek to return to customers and shareholders the benefit from the business integration, by pursuing the efficiency of group operations taken as a whole; and

(4)	to integrate the financial group led by MTFG and the financial group led by UFJ Holdings with a sprit of equality, to create a corporate culture which, based on the principles of reliance and trust, enables employees to maximize their abilities, and to further reinforce and improve corporate governance systems, thereby contributing to the prosperity of customers, society and the economy as a truly reliable comprehensive financial group, while striving to increase shareholder value.

Section 2.    (Definitions)

In this Agreement, the following terms shall have the respective meanings indicated below:

(1)	“Merger Agreement Scheduled Execution Date” means the last day of April 2005.

(2)	“Merger Between Banks” means the merger to be conducted in accordance with Section 14.

(3)	“Merger Agreement Between Banks” has the meaning set forth in Section 18.

(4)	“Material Adverse Effect” means, with respect to the relevant party, (i) an effect which is material and adverse to the financial condition, results of operations, cash-flow, and/or business or future revenue plan, on a consolidated basis, or (ii) a material obstacle to the ability to timely perform any important obligation under this Agreement or the relevant Merger Agreement.

(5)	“Merger Between Securities Companies” means the merger to be conducted in accordance with Section 34.

(6)	“Merger Agreement Between Securities Companies” has the meaning set forth in Section 39.

(7)	“New Bank” means BTM after the Merger Between Banks.

(8)	“New Securities Company” means Mitsubishi Securities after the Merger Between Securities Companies.

(9)	“New Trust Bank” means Mitsubishi Trust after the Merger Between Trust Banks.

(10)	“Merger Between Trust Banks” means the merger to be conducted in accordance with Section 24.

(11)	“Merger Agreement Between Trust Banks” has the meaning set forth in Section 28.

(12)	“New Holding Company” means MTFG after the Merger Between Holding Companies.

(13)	“Damages, etc.” has the meaning set forth in Section 58.

(14)	“Third Party Collaborations” has the meaning set forth in Section 47(5).

(15)	“Third Party Collaboration Solicitations” has the meaning set forth in Section 47(5).

(16)	“Merger Agreements” means, collectively, the Merger Agreement Between Holding Companies, the Merger Agreement Between Banks, the Merger Agreement Between Trust Banks and the Merger Agreement Between Securities Companies.

(17)	“Mergers” means, collectively, the Merger Between Holding Companies, the Merger Between Banks, the Merger Between Trust Banks and the Merger Between Securities Companies.

(18)	“Basic Memorandum of Agreement” means the Basic Memorandum of Agreement dated August 12, 2004 by and among the parties hereto.

(19)	“Basic Agreement of Recapitalization” means the Basic Agreement of Recapitalization dated September 10, 2004 by and among MTFG, UFJ Holdings and UFJ Bank.

(20)	“Merger Between Holding Companies” means the merger to be conducted in accordance with Section 3.

(21)	“Merger Agreement Between Holding Companies” has the meaning set forth in Section 8.

ARTICLE II.    MERGER BETWEEN HOLDING COMPANIES

Section 3.    (Merger Between Holding Companies)

UFJ Holdings shall merge with and into MTFG, with MTFG being the surviving company and UFJ Holdings being the dissolving company.

Section 4.    (Corporate Name)

4.1.	The corporate name of the New Holding Company shall be “Kabushiki Kaisha Mitsubishi UFJ Financial Group.”

4.2.	The English corporate name of the New Holding Company shall be “Mitsubishi UFJ Financial Group, Inc.”

Section 5.    (Location of Head Office)

The New Holding Company shall have its head office at 2-7-1, Marunouchi, Chiyoda-ku.

Section 6.    (Stock Exchanges)

The stock exchanges on which the common stock, or American Depository Receipts representing the common stock, of the New Holding Company shall be listed are the Tokyo Stock Exchange, Osaka Securities Exchange, Nagoya Stock Exchange, New York Stock Exchange and London Stock Exchange.

Section 7.    (Officers)

The Chairman (kaicho), the Deputy Chairman (fuku kaicho) and the President (shacho) of the New Holding Company shall be Ryosuke Tamakoshi, Haruya Uehara and Nobuo Kuroyanagi, respectively.

Section 8.    (Merger Agreement Between Holding Companies)

MTFG and UFJ Holdings shall enter into a merger agreement as prescribed in Article 408 of the Commercial Code of Japan in connection with the Merger Between Holding Companies (the “Merger Agreement Between Holding Companies”) following the execution of this Agreement and on or prior to the Merger Agreement Scheduled Execution Date. The provisions in this Agreement that are also required to be prescribed in the Merger Agreement Between Holding Companies shall be prescribed therein in accordance with the terms and conditions of this Agreement.

Section 9.     (Date of the Merger and Shareholders’ Meetings to Approve the Merger)

9.1.	The date of the Merger Between Holding Companies shall be October 1, 2005; provided, however, that MTFG and UFJ Holdings may change the date of such merger upon agreement through separate consultations between them, if they consider such change to be necessary for the purpose of effectuating the Mergers or other reasons.

9.2.	Subject to the terms and conditions set forth in this Agreement, each of MTFG and UFJ Holdings shall convene their respective annual shareholders’ meeting (in the case of MTFG, its annual shareholders’ meeting will also be deemed as the class shareholders’ meeting of the ordinary shares) that are scheduled to be held in late June, 2005, and shall seek shareholder approval of the Merger Agreement Between Holding Companies and the resolutions required for the Merger Between Holding Companies.

9.3.	Subject to the terms and conditions set forth in this Agreement, MTFG shall convene class shareholders’ meetings of the Class 1 preferred shares and Class 3 preferred shares, respectively, within the last ten days of June 2005, and shall seek class shareholder approval of the Merger Agreement Between Holding Companies and the resolutions required for the Merger Between Holding Companies.

9.4.	Subject to the terms and conditions set forth in this Agreement, UFJ Holdings shall convene class shareholders’ meetings of the ordinary shares, Series 1 of Class 1 preferred shares, Series 2 of Class 2 preferred shares, Series 4 of Class 4 preferred shares, Series 5 of Class 5 preferred shares, Series 6 of Class 6 preferred shares and Series 7 of Class 7 preferred shares, respectively, within the last ten days of June 2005, and shall seek shareholder approval of the Merger Agreement Between Holding Companies and the resolutions required for the Merger Between Holding Companies at each such meeting.

Section 10.    (Merger Ratio)

MTFG and UFJ Holdings agree with respect to the merger ratio of the Merger Between Holding Companies:

10.1.	Upon the Merger Between Holding Companies, MTFG shall newly issue shares of common stock in a number equal to the product obtained by multiplying the (x) total number of shares of common stock of UFJ Holdings held by the shareholders (the term “shareholder” being hereinafter defined as including a beneficial shareholder) entered or recorded in the latest shareholder register (the term “shareholder register” being hereinafter defined as including a beneficial shareholder register) of UFJ Holdings as of the day immediately preceding the date of the merger by (y) 0.62, and allot and deliver such newly issued shares to the shareholders of common stock of UFJ Holdings at a rate of 0.62 shares of common stock of MTFG per share of common stock of UFJ Holdings.

10.2.	Upon the Merger Between Holding Companies, MTFG shall newly issue shares of preferred stock (upon substantially the same terms and conditions as those of the Series 2 of Class 2 preferred shares of UFJ Holdings, except for any modifications required to adjust the conversion price in accordance with the merger ratio) in a number equal to the total number of the Series 2 of Class 2 preferred shares of UFJ Holdings held by the shareholders entered or recorded in the latest shareholder register of UFJ Holdings as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of Series 2 of Class 2 preferred stock of UFJ Holdings at a rate of 1 share of preferred stock to be issued pursuant to this Section 10.2 per share of the Series 2 of Class 2 preferred stock of UFJ Holdings.

10.3.	Upon the Merger Between Holding Companies, MTFG shall newly issue shares of preferred stock (upon substantially the same terms and conditions as those of the Series 4 of Class 4 preferred shares of UFJ Holdings, except for any modifications required to adjust the conversion price in accordance with the merger ratio) in a number equal to the total number of the Series 4 of Class 4 preferred shares of UFJ Holdings held by the shareholders entered or recorded in the latest shareholder register of UFJ Holdings as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of the Series 4 of Class 4 preferred stock of UFJ Holdings at a rate of 1 share of preferred stock to be issued pursuant to this Section 10.3 per share of the Series 4 of Class 4 preferred stock of UFJ Holdings.

10.4.	Upon the Merger Between Holding Companies, MTFG shall newly issue shares of preferred stock (upon substantially the same terms and conditions as those of the Series 5 of Class 5 preferred shares of UFJ Holdings, except for any modifications required to adjust the conversion price in accordance with the merger ratio) in a number equal to the total number of the Series 5 of Class 5 preferred shares of UFJ Holdings held by the shareholders entered or recorded in the latest shareholder register of UFJ Holdings as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of the Series 5 of Class 5 preferred stock of UFJ Holdings at a rate of 1 share of preferred stock to be issued pursuant to this Section 10.4 per share of the Series 5 of Class 5 preferred stock of UFJ Holdings.

10.5.	Upon the Merger Between Holding Companies, MTFG shall newly issue shares of preferred stock (upon substantially the same terms and conditions as those of the Series 6 of Class 6 preferred shares of UFJ Holdings, except for any modifications required to adjust the conversion price in accordance with the merger ratio) in a number equal to the total number of the Series 6 of Class 6 preferred shares of UFJ Holdings held by the shareholders entered or recorded in the latest shareholder register of UFJ Holdings as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of the Series 6 of Class 6 preferred stock of UFJ Holdings at a rate of 1 share of preferred stock to be issued pursuant to this Section 10.5 per share of the Series 6 of Class 6 preferred stock of UFJ Holdings.

10.6.	Upon the Merger Between Holding Companies, MTFG shall newly issue shares of preferred stock (upon substantially the same terms and conditions as those of the Series 7 of Class 7 preferred shares of UFJ Holdings, except for any modifications required to adjust the conversion price in accordance with the merger ratio) in a number equal to the total number of the Series 7 of Class 7 preferred shares of UFJ Holdings held by the shareholders entered or recorded in the latest shareholder register of UFJ Holdings as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of the Series 7 of Class 7 preferred stock of UFJ Holdings at a rate of 1 share of preferred stock to be issued pursuant to this Section 10.6 per share of the Series 7 of Class 7 preferred stock of UFJ Holdings.

Section 11.    (Merger-Related Cash Distributions)

MTFG shall make no payment of merger-related cash distributions upon the Merger Between Holding Companies.

Section 12.    (Maximum Amount of Dividends)

12.1.	MTFG may pay to the shareholders and registered pledgees entered or recorded in its latest shareholder register as of March 31, 2005 dividends in such amount as is separately agreed upon by MTFG and UFJ Holdings for each class of shares, subject to approval at the annual shareholders’ meeting to be held within the last ten days of June 2005.

12.2.	The New Holding Company may pay to the shareholders and registered pledgees entered or recorded in the latest shareholder register as of September 30, 2005 interim dividends in such amount as is separately agreed upon between MTFG and UFJ Holdings for each class of shares.

Section 13.    (Loss of Effect, Termination Events, Etc.)

13.1.	The Merger Agreement Between Holding Companies shall cease to be effective if:

(1)	the Merger Agreement Between Holding Companies is not approved at any of the shareholders’ meetings of either MTFG or UFJ Holdings in accordance with Sections 9.2 through 9.4 hereof; or

(2)	the approvals, etc., of the relevant authorities that are required by the laws of Japan or relevant foreign countries are not obtained prior to the date of the merger, or such approvals, etc. are obtained subject to any condition or restriction that may result in a material obstacle to achieving the purposes of the Business Integration.

13.2.	MTFG and UFJ Holdings shall determine, upon agreement through separate consultations between them, any other event of termination of the Merger Agreement Between Holding Companies and other related matters, in addition to those provided for in this Agreement.

ARTICLE III.    MERGER BETWEEN BANKS

Section 14.    (Merger Between Banks)

UFJ Bank shall merge with and into BTM, with BTM being the surviving company and UFJ Bank being the dissolving company.

Section 15.    (Corporate Name)

15.1.	The corporate name of the New Bank shall be “Kabushiki Kaisha Mitsubishi Tokyo UFJ Bank.”

15.2.	The English corporate name of the New Bank shall be “The Bank of Tokyo-Mitsubishi UFJ, Ltd.”

Section 16.    (Location of Head Office)

The New Bank shall have its head office at 2-7-1, Marunouchi, Chiyoda-ku.

Section 17.    (Officers)

The Chairman (kaicho), the Deputy Chairman (fuku kaicho) and the President (todori) of the New Bank shall be Shigemitsu Miki, Ryosuke Tamakoshi and Nobuo Kuroyanagi, respectively.

Section 18.    (Merger Agreement Between Banks)

BTM and UFJ Bank shall enter into a merger agreement as prescribed in Article 408 of the Commercial Code of Japan in connection with the Merger Between Banks (the “Merger Agreement Between Banks”) following the execution of this Agreement and on or prior to the Merger Agreement Scheduled Execution Date. The provisions in this Agreement that are also required to be prescribed in the Merger Agreement Between Banks shall be prescribed therein in accordance with the terms and conditions of this Agreement.

Section 19.    (Date of the Merger and Shareholders’ Meetings to Approve the Merger)

19.1.	The date of the Merger Between Banks shall be October 1, 2005; provided, however, that MTFG, BTM, UFJ Holdings and UFJ Bank may change the date of such merger upon agreement through separate consultations among them, if they consider such change to be necessary for the purpose of effectuating the Mergers or other reasons.

19.2.	Subject to the terms and conditions set forth in this Agreement, each of BTM and UFJ Bank shall convene their respective annual shareholders’ meeting (in the case of BTM, its annual shareholders’ meeting will also be deemed as the class shareholders’ meeting of the ordinary shares) within the last ten days of June 2005, and shall seek shareholder approval of the Merger Agreement Between Banks and the resolutions required for the Merger Between Banks. MTFG and UFJ Holdings shall exercise their respective voting rights in favor of the resolution to approve the Merger Agreement Between Banks at such annual shareholders’ meetings.

19.3.	Subject to the terms and conditions set forth in this Agreement, BTM shall convene class shareholders’ meeting of the preferred shares within the last ten days of June 2005, and shall seek class shareholder approval of the Merger Agreement Between Banks and the resolutions required for the Merger Between Banks. MTFG shall exercise its voting rights in favor of the resolution to approve the Merger Agreement Between Banks at such shareholders’ meeting.

19.4.	Subject to the terms and conditions set forth in this Agreement, UFJ Bank shall convene class shareholders’ meetings of the ordinary shares, Series 1 of preferred shares, Series 1 of Class A preferred shares, Series 1 of Class D preferred shares, Series 2 of Class D preferred shares, Series 1 of Class E preferred shares, Series 1 of Class G preferred Shares and Series 2 of Class G preferred shares, respectively, within the last ten days of June 2005, and shall seek shareholder approval of the Merger Agreement Between Banks and the resolutions required for the Merger Between Banks at each such meeting. UFJ Holdings and MTFG shall exercise their respective voting rights in favor the resolution to approve the Merger Agreement Between Banks at such shareholders’ meetings.

Section 20.    (Merger Ratio)

BTM and UFJ Bank agree with respect to the merger ratio of the Merger Between Banks:

20.1.

Upon the Merger Between Banks, BTM shall newly issue shares of common stock in a number equal to the product obtained by multiplying the (x) total number of shares of common stock of UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger by (y) 0.62, and allot and deliver such newly issued shares to the shareholders of common stock of UFJ Bank at a rate of 0.62 shares of common stock of BTM per share of common stock of UFJ Bank.

20.2.	Upon the Merger Between Banks, BTM shall newly issue share of preferred stock (upon substantially the same terms and conditions as those of the Series 1 of Class A preferred shares of UFJ Bank, except for any modifications required to adjust the conversion price in accordance with the merger ratio) in a number equal to the total number of the Series 1 of Class A preferred shares of UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of Series 1 of Class A preferred stock of UFJ Bank at a rate of 1 share of preferred stock to be issued pursuant to this Section 20.2 per share of the Series 1 of Class A preferred stock of UFJ Bank.

20.3.	Upon the Merger Between Banks, BTM shall newly issue shares of preferred stock (upon substantially the same terms and conditions as those of the Series 1 of Class D preferred shares of UFJ Bank, except for any modifications required to adjust the conversion price in accordance with the merger ratio) in a number equal to the total number of the Series 1 of Class D preferred shares of UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of the Series 1 of Class D preferred stock of UFJ Bank at a rate of 1 share of preferred stock to be issued pursuant to this Section 20.3 per share of the Series 1 of Class D preferred stock of UFJ Bank.

20.4.	Upon the Merger Between Banks, BTM shall newly issue shares of preferred stock (upon substantially the same terms and conditions as those of the Series 2 of Class D preferred shares of UFJ Bank, except for any modifications required to adjust the conversion price in accordance with the merger ratio) in a number equal to the total number of the Series 2 of Class D preferred shares of UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of the Series 2 of Class D preferred stock of UFJ Bank at a rate of 1 share of preferred stock to be issued pursuant to this Section 20.4 per share of the Series 2 of Class D preferred stock of UFJ Bank.

20.5.	Upon the Merger Between Banks, BTM shall newly issue shares of preferred stock (upon substantially the same terms and conditions as those of the Series 1 of Class E preferred shares of UFJ Bank) in a number equal to the total number of the Series 1 of Class E preferred shares of UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of the Series 1 of Class E preferred stock of UFJ Bank at a rate of 1 share of preferred stock to be issued pursuant to this Section 20.5 per share of the Series 1 of Class E preferred stock of UFJ Bank.

20.6.	Upon the Merger Between Banks, BTM shall newly issue shares of preferred stock (upon substantially the same terms and conditions as those of the Series 1 of Class G preferred shares of UFJ Bank) in a number equal to the total number of the Series 1 of Class G preferred shares of UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of the Series 1 of Class G preferred stock of UFJ Bank at a rate of 1 share of preferred stock to be issued pursuant to this Section 20.6 per share of the Series 1 of Class G preferred stock of UFJ Bank.

20.7.	Upon the Merger Between Banks, BTM shall newly issue shares of preferred stock (upon substantially the same terms and conditions as those of the Series 2 of Class G preferred shares of UFJ Bank) in a number equal to the total number of the Series 2 of Class G preferred shares of UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of the Series 2 of Class G preferred stock of UFJ Bank at a rate of 1 share of preferred stock to be issued pursuant to this Section 20.7 per share of the Series 2 of Class G preferred stock of UFJ Bank.

Section 21.    (Merger–Related Cash Distributions)

BTM shall make no payment of merger-related cash distributions upon the Merger Between Banks.

Section 22.    (Maximum Amount of Dividends)

22.1.	BTM may pay to the shareholders and registered pledgees entered or recorded in its latest shareholder register as of March 31, 2005 dividends in such amount as is separately agreed upon by BTM and UFJ Bank for each class of shares, subject to approval at the annual shareholders’ meeting to be held within the last ten days of June 2005.

22.2.	The New Bank may pay to the shareholders and registered pledgees entered or recorded in the latest shareholder register as of September 30, 2005 interim dividends in such amount as separately agreed upon between BTM and UFJ Bank, for each class of shares.

Section 23.    (Loss of Effect, Termination Events, Etc.)

23.1.	The Merger Agreement Between Banks shall cease to be effective if:

(1)	the Merger Agreement Between Banks is not approved at any of the shareholders’ meeting of either BTM or UFJ Bank in accordance with Sections 19.2 through 19.4 hereof;

(2)	the Merger Agreement Between Holding Companies ceases to be effective for any reason; or

(3)	the approvals, etc., of the relevant authorities that are required by the laws of Japan or relevant foreign countries are not obtained prior to the date of the merger, or such approvals, etc. are obtained subject to any condition or restriction that may result in a material obstacle to achieving the purposes of the Business Integration.

23.2.	MTFG, BTM, UFJ Holdings and UFJ Bank shall determine, upon agreement through separate consultations among them, any other event of termination of the Merger Agreement Between Banks and other related matters, in addition to those provided for in this Agreement.

ARTICLE IV.    MERGER BETWEEN TRUST BANKS

Section 24.    (Merger Between Trust Banks)

UFJ Trust shall merge with and into Mitsubishi Trust, with Mitsubishi Trust being the surviving company and UFJ Trust being the dissolving company.

Section 25.    (Corporate Name)

25.1.	The corporate name of the New Trust Bank shall be “Mitsubishi UFJ Trust Bank Kabushiki Kaisha.”

25.2.	The English corporate name of the New Trust Bank shall be “Mitsubishi UFJ Trust and Banking Corporation.”

Section 26.    (Location of Head Office)

The New Trust Bank shall have its head office at 1-4-5, Marunouchi, Chiyoda-ku.

Section 27.    (Officers)

The Chairman (kaicho) and the President (shacho) of the New Trust Bank shall be Akio Utsumi and Haruya Uehara, respectively.

Section 28.    (Merger Agreement Between Trust Banks)

Mitsubishi Trust and UFJ Trust shall enter into a merger agreement as prescribed in Article 408 of the Commercial Code of Japan in connection with the Merger Between Trust Banks (the “Merger Agreement Between Trust Banks”) following the execution of this Agreement and on or prior to the Merger Agreement Scheduled Execution Date. The provisions in this Agreement that are also required to be prescribed in the Merger Agreement Between Trust Banks shall be prescribed therein in accordance with the terms and conditions of this Agreement.

Section 29.    (Date of the Merger and Shareholders’ Meetings to Approve the Merger)

29.1.	The date of the Merger Between Trust Banks shall be October 1, 2005; provided, however, that the MTFG, Mitsubishi Trust, UFJ Holdings and UFJ Trust may change the date of such merger upon agreement through separate consultations among them, if they consider such change to be necessary for the purpose of effectuating the Mergers or other reasons.

29.2.	Subject to the terms and conditions set forth in this Agreement, each of Mitsubishi Trust and UFJ Trust shall convene their respective annual shareholders’ meeting (in the case of Mitsubishi Trust, its annual shareholders’ meeting will also be deemed as the class shareholders’ meeting of the ordinary shares) within the last ten days of June 2005, and shall seek shareholder approval of the Merger Agreement Between Trust Banks and the resolutions required for the Merger Between Trust Banks. MTFG and UFJ Holdings shall exercise their respective voting rights in favor of the resolution to approve the Merger Agreement Between Trust Banks at such annual shareholders’ meetings.

29.3.	Subject to the terms and conditions set forth in this Agreement, UFJ Trust shall convene class shareholders’ meetings of the ordinary shares, Series 1 of Class 1 preferred shares and Series 2 of Class 1 preferred shares, respectively, within the last ten days of June 2005, and shall seek class shareholder approval of the Merger Agreement Between Trust Banks and the resolutions required for the Merger Between Trust Banks. UFJ Holdings shall exercise its voting rights in favor of the resolution to approve the Merger Agreement Between Trust Banks at such shareholders’ meetings.

Section 30.    (Merger Ratio)

Mitsubishi Trust and UFJ Trust agree with respect to the merger ratio of the Merger Between Trust Banks:

30.1.	Upon the Merger Between Trust Banks, Mitsubishi Trust shall newly issue shares of common stock in a number equal to the product obtained by multiplying the (x) total number of shares of common stock of UFJ Trust held by the shareholders entered or recorded in the latest shareholder register of UFJ Trust as of the day immediately preceding the date of the merger by (y) 0.62, and allot and deliver such newly issued shares to the shareholders of common stock of UFJ Trust at a rate of 0.62 shares of common stock of Mitsubishi Trust per share of common stock of UFJ Trust.

30.2.	Upon the Merger Between Trust Banks, Mitsubishi Trust shall newly issue shares of preferred stock (upon substantially the same terms and conditions as those of the Series 1 of Class 1 preferred shares of UFJ Trust, except for any modifications required to adjust the conversion price in accordance with the merger ratio) in a number equal to the total number of the Series 1 of Class 1 preferred shares of UFJ Trust held by the shareholders entered or recorded in the latest shareholder register of UFJ Trust as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of the Series 1 of Class 1 preferred stock of UFJ Trust at a rate of 1 share of preferred stock to be issued pursuant to this Section 30.2 per share of the Series 1 of Class 1 preferred stock of UFJ Trust.

30.3.

Upon the Merger Between Trust Banks, Mitsubishi Trust shall newly issue shares of preferred stock (upon substantially the same terms and conditions as those of the Series 2 of Class 1 preferred shares of UFJ

Trust, except for any modifications required to adjust the conversion price in accordance with the merger ratio) in a number equal to the total number of the Series 2 of Class 1 preferred shares of UFJ Trust held by the shareholders entered or recorded in the latest shareholder register of UFJ Trust as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of the Series 2 of Class 1 preferred stock of UFJ Trust at a rate of 1 share of preferred stock to be issued pursuant to this Section 30.3 per share of the Series 2 of Class 1 preferred stock of UFJ Trust.

Section 31.    (Merger-Related Cash Distributions)

Mitsubishi Trust shall make no payment of merger-related cash distributions upon the Merger Between Trust Banks.

Section 32.    (Maximum Amount of Dividends)

32.1.	Mitsubishi Trust may pay to the shareholders and registered pledgees entered or recorded in its latest shareholder register as of March 31, 2005 dividends in such amount as is separately agreed upon by Mitsubishi Trust and UFJ Trust for each class of shares, subject to approval at the annual shareholders’ meeting to be held within the last ten days of June 2005.

32.2.	The New Trust Bank may pay to the shareholders and registered pledgees entered or recorded in the latest shareholder register as of September 30, 2005 interim dividends in such amount as is separately agreed upon between Mitsubishi Trust and UFJ Trust for each class of shares.

Section 33.    (Loss of Effect, Termination Events, Etc.)

33.1.	The Merger Agreement Between Trust Banks shall cease to be effective if:

(1)	the Merger Agreement Between Trust Banks is not approved at any of the shareholders’ meeting of either Mitsubishi Trust or UFJ Trust in accordance with Sections 29.2 and 29.3 herein;

(2)	the Merger Agreement Between Holding Companies ceases to be effective for any reason; or

(3)	the approvals, etc., of the relevant authorities that are required by the laws of Japan or relevant foreign countries are not obtained prior to the date of the merger, or such approvals, etc. are obtained subject to any condition or restriction that may result in a material obstacle to achieving the purposes of the Business Integration.

33.2.	MTFG, Mitsubishi Trust, UFJ Holdings and UFJ Trust shall determine, upon agreement through separate consultations among them, any other event of termination of the Merger Agreement Between Trust Banks and other related matters, in addition to those provided for in this Agreement.

ARTICLE V.    MERGER BETWEEN SECURITIES COMPANIES

Section 34.    (Merger Between Securities Companies)

UFJ Securities shall merge with and into Mitsubishi Securities, with Mitsubishi Securities being the surviving company and UFJ Securities being the dissolving company. The New Securities Company shall be a subsidiary directly owned by the New Holding Company.

Section 35.    (Corporate Name)

35.1.	The corporate name of the New Securities Company shall be “Mitsubishi UFJ Securities Kabushiki Kaisha.”

35.2.	The English corporate name of the New Securities Company shall be “Mitsubishi UFJ Securities Co., Ltd.”

Section 36.    (Location of Head Office)

The New Securities Company shall have its head office at 2-4-1, Marunouchi, Chiyoda-ku.

Section 37.    (Stock Exchanges)

The stock exchanges on which the common stock of the New Securities Company shall be listed are the Tokyo Stock Exchange, Osaka Securities Exchange and Nagoya Stock Exchange.

Section 38.    (Officers)

The Chairman (kaicho), the Deputy Chairman (fuku kaicho) and the President (shacho) of the New Securities shall be Yasumasa Gomi, Koichi Kane and Kimisuke Fujimoto, respectively.

Section 39.    (Merger Agreement Between Securities Companies)

Mitsubishi Securities and UFJ Securities shall enter into a merger agreement as prescribed in Article 408 of the Commercial Code of Japan in connection with the Merger Between Securities Companies (the “Merger Agreement Between Securities Companies”) following the execution of this Agreement and on or prior to the Merger Agreement Scheduled Execution Date. The provisions in this Agreement that are also required to be prescribed in the Merger Agreement Between Securities Companies shall be prescribed therein in accordance with the terms and conditions of this Agreement.

Section 40.    (Date of the Merger and Shareholders’ Meetings to Approve the Merger)

40.1.	The date of the Merger Between Securities Companies shall be October 1, 2005; provided, however, that Mitsubishi Securities and UFJ Securities may change the date of such merger upon agreement through separate consultations between them, if they consider such change to be necessary for the purpose of effectuating the Mergers or other reasons.

40.2.	Subject to the terms and conditions set forth in this Agreement, each of Mitsubishi Securities and UFJ Securities shall convene their respective annual shareholders’ meeting within the last ten days of June 2005, and shall seek the approval of the Merger Agreement Between Securities Companies and the resolutions required for the Merger Between Securities Companies. BTM, Mitsubishi Trust and UFJ Holdings shall exercise their respective voting rights in favor of the resolution to approve the Merger Agreement Between Securities Companies at such annual shareholders’ meetings.

Section 41.    (Merger Ratio)

Mitsubishi Securities and UFJ Securities agree with respect to the merger ratio of the Merger Between Securities Companies, upon the Merger Between Securities Companies, that Mitsubishi Securities shall newly issue shares of common stock in a number equal to the product obtained by multiplying the (x) total number of shares of common stock of UFJ Securities held by the shareholders entered or recorded in the latest shareholder register of UFJ Securities as of the day immediately preceding the date of the merger by (y) 0.42, and allot and deliver such newly issued shares to the shareholders of common stock entered or recorded in the latest shareholder register of UFJ Securities as of the day immediately preceding the date of the merger at a rate of 0.42 shares of common stock of Mitsubishi Securities per share of common stock of UFJ Securities.

Section 42.    (Merger-Related Cash Distributions)

Mitsubishi Securities shall make no payment of merger-related cash distributions upon the Merger Between Securities Companies.

Section 43.    (Maximum Amount of Dividends and Treatment of Subscription Warrants)

43.1.	Each of Mitsubishi Securities and UFJ Securities may pay to the shareholders and registered pledgees entered or recorded in its latest shareholder register as of March 31, 2005 dividends in such amount as is separately agreed upon by Mitsubishi Securities and UFJ Securities, subject to approval at its respective annual shareholders’ meeting to be held within the last ten days of June 2005.

43.2.	Mitsubishi Securities and UFJ Securities shall determine, upon agreement through separate consultations between them, the manner in which to treat the outstanding stock subscription rights (shinkabu hikiuke-ken) of UFJ Securities, including, but not limited to, the manner in which to treat such stock subscription rights through issuance of stock acquisition rights (shinkabu yoyaku-ken) of Mitsubishi Securities, UFJ Securities, or the New Securities Company.

Section 44.    (Loss of Effect, Termination Event, Etc.)

44.1.	The Merger Agreement Between Securities Companies shall cease to be effective if:

(1)	the Merger Agreement Between Securities Companies is not approved at the shareholders’ meeting of either Mitsubishi Securities or UFJ Securities in accordance with Section 40.2;

(2)	the Merger Agreement Between Holding Companies ceases to be effective for any reason; or

(3)	the approvals, etc., of the relevant authorities that are required by the laws of Japan or relevant foreign countries are not obtained prior to the date of the merger, or such approvals, etc. are obtained subject to any condition or restriction that may result in a material obstacle to achieving the purposes of the Business Integration.

44.2.	Mitsubishi Securities and UFJ Securities shall determine, upon agreement through separate consultations between them, any other event of termination of the Merger Agreement Between Securities Companies and other related matters, in addition to those provided for in this Agreement.

ARTICLE VI.    MATERIAL ADVERSE EFFECT

Section 45.    (Occurrence of a Material Adverse Effect)

The Mitsubishi Group Companies and the UFJ Group Companies shall, upon the occurrence of a Material Adverse Effect on or after the execution date hereof, use their best efforts to a reasonable extent and hold mutual consultations in good faith with respect to the terms and conditions of the Mergers.

ARTICLE VII.    COVENANTS

Section 46.    (Management of Assets and Prior Consultations)

Each party shall operate its respective business and administer and manage its respective assets with the due care of a prudent custodian (zenryonaru-kanrisha-no-chui) during the effective term of this Agreement, and any act that might have a Material Adverse Effect on its respective financial condition, results of operations, cash flow or business (including any issuance of new shares and stock acquisition rights, any dividends, any acquisition of treasury stock or any other acts which might affect the merger ratio except as contemplated herein, but excluding any measures intended to facilitate Mitsubishi Securities becoming a directly owned subsidiary of MTFG and the delivery by either Mitsubishi Securities or UFJ Securities of its treasury shares upon the exercise of stock subscription rights (shinkabu hikiuke-ken) or stock acquisition rights (shinkabu yoyaku-ken))shall be subject to mutual consultations between MTFG, UFJ Holdings and the relevant merging parties and to a prior agreement among MTFG, UFJ Holdings and such parties (or, in the case of the Merger Between Securities Companies, a prior agreement solely between Mitsubishi Securities and UFJ Securities).

Section 47.    (Measures In Furtherance of the Mergers)

Each of the parties hereof shall, during the effective term of this Agreement and except as otherwise provided for herein, take the following measures in furtherance of the Mergers:

(1)	In addition to performing the following obligations set forth in Sections 47.(1)(a) and 47.(1)(b) at the general meeting of shareholders and the class shareholders’ meeting of any class of shares concerning the approval of the Merger Agreements, use its best efforts to a reasonable extent to obtain the approval from its shareholders and holders of any class of shares:

(a)	Actively seek the shareholders’ exercise of their voting rights in favor of the proposal for approval of the Merger Agreements; and

(b)	Provide instructions that voting cards submitted in blank concerning the proposal for approval of the Merger Agreements shall be deemed votes in favor of such proposal;

(2)	Use its best efforts to a reasonable extent in filing with, and obtaining approvals from, domestic (Japanese) and foreign regulatory authorities in connection with the Business Integration;

(3)	Maintain the listing of its shares on stock exchanges (including overseas securities exchanges);

(4)	Prepare the necessary documents pursuant to U.S. securities laws and regulations and perform other related procedures (including preparation of financial statements and a Form F-4 pursuant to U.S. GAAP, provision by UFJ Holdings to MTFG of an accounting firm comfort letter which has sufficient content in light of market practices in connection with the financial information of the UFJ Group Companies provided in the Form F-4, within the time period necessary for the purpose of the Form F-4 filing procedures, and in the event that the filing of a Form F-4 by Mitsubishi Securities is required, provision by UFJ Securities to Mitsubishi Securities of an accounting firm comfort letter which has sufficient content in light of market practices in connection with the financial information of UFJ Securities provided in such Form F-4, within the time period necessary for the purpose of the Form F-4 filing procedures) or use its best efforts to a reasonable extent for the performance of such procedures;

(5)	In the event of any solicitations, proposals, inquiries or requests for the provision of information (collectively, “Third Party Collaboration Solicitations”) with respect to a capital participation, business collaboration, assignment of all or material part of its business or assets which conflicts with the purposes of the Business Integration (including reorganizations such as a share transfer, transfer of business, merger, demerger, stock-for-stock exchange and stock-for-stock transfer, and any other acts substantially having the effect of a transfer of a material business or assets, irrespective of the form thereof, but excluding any measures intended to facilitate Mitsubishi Securities becoming a directly owned subsidiary of MTFG) (collectively, “Third Party Collaborations”), the party receiving such Third Party Collaboration Solicitation shall:

(a)	immediately notify the other party (UFJ Holdings in the event of any of the Mitsubishi Group Companies and MTFG in the event of any of the UFJ Group Companies) of the existence of the Third Party Collaboration Solicitation, the name of the party making such Third Party Collaboration Solicitation and other relevant parties and the particulars of such Third Party Collaboration Solicitation (such as major terms and conditions), including attaching copies of documents (including notices and correspondences) received from such third party in connection with the Third Party Collaboration Solicitation; and

(b)	timely provide the other party with information relating to the status of the Third Party Collaboration Solicitation thereafter (including furnishing copies of documents received from such third party thereafter, including notices and correspondences);

(6)	Mutually use its best efforts to a reasonable extent in furtherance of the Business Integration.

Section 48.    (Prohibitions)

Except as otherwise set forth herein, during the effective term of this Agreement, each party shall not directly or indirectly:

(i)	enter into and/or perform any agreement for the purpose of any Third Party Collaboration;

(ii)	propose to any third party, or solicit any third party for, any Third Party Collaboration by itself;

(iii)	discuss or negotiate any Third Party Collaboration with a third party and provide, directly or indirectly, information concerning a Third Party Collaboration to such third party;

(iv)	submit to a vote any proposal concerning a Third Party Collaboration at a shareholders’ meeting as a proposal submitted by the company;

(v)	submit to a vote any proposal concerning a Third Party Collaboration at a shareholders’ meeting as a proposal submitted by shareholders where such shareholders fail to satisfy the procedural requirements provided in Article 232-2 of the Commercial Code of Japan; or

(vi)	express its opinion in favor of a takeover bid for the shares of either MTFG or UFJ Holdings by any person other than the Mitsubishi Group Companies or the UFJ Group Companies.

Section 49.    (Information Provision)

Each company within the Mitsubishi Group Companies and the UFJ Group Companies shall mutually provide to each other information related to its business that is necessary for or useful in the Business Integration during the effective term of this Agreement, subject to applicable laws and regulations.

Section 50.    (Treatment of Third Party Proposals)

50.1. (1)

If either MTFG or UFJ Holdings receives a proposal for a Third Party Collaboration (the “Third Party Proposal”) from a third party (the “Third Party Offeror”) prior to the execution of the Merger Agreement Between Holding Companies, and reasonably determines that the failure to consider such proposal would likely result in a breach of the fiduciary duties of the directors or corporate auditors of the party receiving such proposal (the “Proposal Receiving Party”) under the Commercial Code of Japan, the Proposal Receiving Party shall promptly notify the other party (the “Proposal Non-Receiving Party”) in writing of such determination, together with copies of the Third Party Proposal received by it from the Third Party Offeror and all written notices relating thereto, and the Proposal Non-Receiving Party shall, upon the receipt of such notice from the Proposal Receiving Party, promptly commence good faith discussions with the Proposal Receiving Party with respect to the response to the Third Party Proposal. So long as the Proposal Receiving Party, after so notifying and having so discussed with the Proposal Non-Receiving Party in good faith, has entered into a confidentiality agreement (containing confidentiality obligations no less restrictive than those of the Proposal Non-Receiving Party to the Proposal Receiving Party in connection with the Business Integration) with the Third Party Offeror in connection with discussion, negotiation or provision of information relating to such Third Party Proposal, and has provided the Proposal Non-Receiving Party with a copy of such confidentiality agreement, the Proposal Receiving Party shall be entitled to discuss and negotiate with, and provide information to, the Third Party Offeror in connection with the Third Party Proposal (in this item, such discussion, negotiation and provision of information is referred to as the “Discussions”), notwithstanding the provisions of Section 48(3) hereof and Section 40 of the Basic Memorandum of Agreement; provided, however, that if the Proposal Receiving Party receives from or gives to the Third Party Offeror any written document in connection with the Discussions, the Proposal Receiving Party shall give to the Proposal Non-Receiving Party a copy of such document by the morning of the business day immediately following the day on which such document is received or given, and shall provide the Proposal Non-Receiving Party with detailed information about the Discussions to a reasonable extent promptly after the day on which such Discussions were held.

(2)	The Proposal Non-Receiving Party shall, within ten (10) days from receipt of the notice of the Third Party Proposal provided for in item (1) above, have the option to offer new terms and conditions of the Business Integration (the “New Terms”) in writing to the Proposal Receiving Party.

(3)	Immediately after the expiration of the period provided for in item (2) above, MTFG and UFJ Holdings shall commence good faith discussions of the measures concerning the terms and conditions of the Business Integration (if the New Terms are offered, the New Terms) and the Third Party Proposal, taking into consideration all related circumstances. If, as the result of such discussion, MTFG and UFJ Holdings reach an agreement (such agreement shall not be refused or delayed without any reasonable cause; and the burden of proving in advance that there is no such reasonable cause is placed on the Proposal Receiving Party), they may, on the agreed terms and conditions, (a) modify the terms and conditions of the Mergers, (b) exempt the Proposal Receiving Party from its obligations under this Agreement (including, but not limited to, those provided for in Sections 9.2 through 9.4 and items (1) and (6) of Section 47), or (c) terminate this Agreement. For the avoidance of doubt, any action of the Proposal Receiving Party pursuant to this Section 50 shall not constitute any breach of its obligations under this Agreement, the Basic Memorandum of Agreement and/or the Basic Agreement of Recapitalization.

ARTICLE VIII.    REPRESENTATIONS AND WARRANTIES

Section 51.    (Representations and Warranties of MTFG)

51.1.	MTFG shall, as of the date of execution hereof and as of the timing of the execution of the Merger Agreement Between Holding Companies, represent and warrant to UFJ Holdings that the statements set forth below are true and correct:

(1)	Financial reports or financial statements for the fiscal year ending in March 2004 and the interim fiscal period ending in September 2004 of each company within the Mitsubishi Group Companies have been prepared in conformity with generally accepted accounting principles in Japan consistently applied, and such reports or statements accurately and fairly reflect the financial condition, results of operations and cash flows of each company within the Mitsubishi Group Companies and have been duly audited and certified by an accounting firm as required by applicable laws and regulations. In addition, there are no obligations or liabilities not reflected in such reports or statements (irrespective of whether they are fixed or not, and including any and all contingent liabilities) other than those incurred in the ordinary course of business at or after the time of their preparation;

(2)	No event has occurred which has or could have a Material Adverse Effect on any of the Mitsubishi Group Companies; and

(3)

Any and all documents and information furnished or disclosed (including those disclosed orally) by the Mitsubishi Group Companies to the UFJ Group Companies (including agents thereof) in connection with the Business Integration are accurate and truthful in all material respects. None of such documents and information (i) include any misleading contents in any material respects as of the date of their preparation, (ii) have omitted any material facts necessary in order to make their contents, in light of all the other information furnished to the UFJ Group Companies and the circumstances under which they were made, not false or misleading. In addition, there is no information undisclosed to the UFJ Group Companies which, to the knowledge of each of the Mitsubishi Group Companies, has or could have a material effect on the Business Integration or the business operations of the Mitsubishi Group Companies. For the avoidance of doubt, any disclosure of information by the Mitsubishi Group Companies to the UFJ Group Companies shall not affect the representations and warranties set forth in this Section 51.1 or any breach thereof.

51.2.	MTFG shall promptly notify UFJ Holdings of the occurrence or discovery of any breach of the representations and warranties set forth in Section 51.1 above and the parties shall hold mutual consultations on any remedial measures therefor.

Section 52.    (Representations and Warranties of UFJ Holdings)

52.1.	UFJ Holdings shall, as of the date of execution hereof and as of the timing of execution of the Merger Agreement Between Holding Companies, represent and warrant to MTFG that the statements set forth below are true and correct:

(1)	Financial reports or financial statements for the fiscal year ending in March 2004 and the interim fiscal period ending in September 2004 of each company within the UFJ Group Companies have been prepared in conformity with generally accepted accounting principles in Japan consistently applied, and such reports or statements accurately and fairly reflect the financial condition, results of operations and cash flows of each company within the UFJ Group Companies and have been duly audited and certified by an accounting firm as required by applicable laws and regulations. In addition, there are no obligations or liabilities not reflected in such reports or statements (irrespective of whether they are fixed or not, and including any and all contingent liabilities) other than those incurred in the ordinary course of business at or after the time of their preparation;

(2)	No event has occurred which has or could have a Material Adverse Effect on any of the UFJ Group Companies; and

(3)	Any and all documents and information furnished or disclosed (including those disclosed orally) by the UFJ Group Companies to the Mitsubishi Group Companies (including agents thereof) in connection with the Business Integration are accurate and truthful in all material respects. None of such documents and information (i) include any misleading contents in any material respects as of the date of their preparation, (ii) have omitted any material facts necessary in order to make their contents, in light of all the other information furnished to the Mitsubishi Group Companies and the circumstances under which they were made, not false or misleading. In addition, there is no information undisclosed to the Mitsubishi Group Companies which, to the knowledge of each of the UFJ Group Companies, has or could have a material effect on the Business Integration or the business operations of the UFJ Group Companies. For the avoidance of doubt, any disclosure of information by the UFJ Group Companies to the Mitsubishi Group Companies shall not affect the representations and warranties set forth in this Section 52.1 or any breach thereof.

52.2.	UFJ Holdings shall promptly notify MTFG of the occurrence or discovery of any breach of the representations and warranties set forth in Section 52.1 above and the parties shall hold mutual consultations on any remedial measures therefor.

ARTICLE IX.    EFFECT/TERMINATION EVENTS OF THIS AGREEMENT

Section 53.    (Binding Effect, etc.)

53.1.	This Agreement shall be legally binding upon the parties hereto.

53.2.	In the event that the performance of any of the obligations under this Agreement result in a breach of the fiduciary duties of the directors or corporate auditors of any party hereto and the parties hereto agree as a result of mutual consultations in good faith, then the parties hereto shall modify this Agreement so as to avoid such breach.

Section 54.    (Relation to the Basic Memorandum of Agreement)

In the event that there are any conflicts or discrepancies between the provisions of this Agreement and the provisions of the Basic Memorandum of Agreement, the provisions of this Agreement shall prevail.

Section 55.    (Effective Term of this Agreement)

Except as otherwise set forth herein, the effective term of this Agreement shall be until June 29, 2005; provided, however, that in the event that this Agreement is terminated pursuant to Sections 56 or 57 prior to the expiration of such period, the term shall be until such termination except as otherwise set forth herein.

Section 56.    (Termination of this Agreement)

This Agreement may be terminated by an agreement in writing between the Mitsubishi Group Companies and the UFJ Group Companies and in accordance with such agreement prior to the annual shareholders’ meetings of MTFG and UFJ Holdings that are scheduled to be held in late June, 2005.

Section 57.    (Termination of this Agreement for Cause)

57.1.	If any of the following events occur, MTFG may terminate this Agreement upon notice to UFJ Holdings (MTFG shall hold mutual consultations with BTM, Mitsubishi Trust and Mitsubishi Securities prior to exercising its right of termination):

(1)	any violation of the representations and warranties, covenants or other obligations of UFJ Holdings provided for herein has occurred or has been discovered, which violation may have a Material Adverse Effect on UFJ Holdings, and such violation fails to be remedied within thirty (30) days (or, if June 29, 2005 arrives prior to the elapse of such thirty (30) day period, then on or before June 28, 2005) after MTFG’s written notice of such violation; or

(2)	any event which may have a Material Adverse Effect on UFJ Holdings has occurred on or after the date hereof and such event fails to be eliminated within thirty (30) days (or, if June 29, 2005 arrives prior to the elapse of such thirty (30) day period, then on or before June 28, 2005) after MTFG’s written notice of such violation.

57.2.	If any of the following events occur, UFJ Holdings may terminate this Agreement upon notice to MTFG (UFJ Holdings shall hold mutual consultations with UFJ Bank, UFJ Trust and UFJ Securities prior to exercising its right of termination):

(1)	any violation of the representations and warranties, covenants or other obligations of MTFG provided for herein has occurred or has been discovered, which violation may have a Material Adverse Effect on MTFG, and such violation fails to be remedied within thirty (30) days (or, if June 29, 2005 arrives prior to the elapse of such thirty (30) day period, then on or before June 28, 2005) after UFJ Holdings’s written notice of such violation; or

(2)	any event which may have a Material Adverse Effect on MTFG has occurred on or after the date hereof and such event fails to be eliminated within thirty (30) days (or, if June 29, 2005 arrives prior to the elapse of such thirty (30) day period, then on or before June 28, 2005) after UFJ Holdings’s written notice of such violation.

Section 58.    (Indemnities)

In the event that any of the Mitsubishi Group Companies or any of the UFJ Group Companies (the “Indemnifying Party”) causes any damage, loss, liability, claim, cost or expense (including reasonable attorney’s fees and expenses, but excluding indirect or consequential damages) (collectively, the “Damages, etc.”) to the other parties hereto arising from any material violation of the obligations, covenants, or representations and warranties hereunder of such Indemnifying Party, such Indemnifying Party shall compensate or indemnify such parties hereto that incur the Damages, etc.

Section 59.    (Effect of the Termination of this Agreement)

No termination of this Agreement in accordance with Section 55, 56 or 57 (the “Termination”) shall prevent any party hereto from seeking indemnification under the preceding Section 58. In addition, the provisions of Article X shall survive any Termination. No Termination shall discharge either MTFG or UFJ Holdings from (i) any liability accrued pursuant to this Agreement at the time of the Termination or (ii) any liability incurred hereunder after the Termination arising from any act or omission of action prior to the Termination.

ARTICLE X.    MISCELLANEOUS

Section 60.    (Notice)

All expressions of intent, notices, demands or other means of communication of the parties hereto to be made pursuant to or in relation to this Agreement shall be in writing and shall be delivered by hand delivery, registered mail or facsimile to the following contact persons (or successors thereof) (or to other persons separately notified by each party in accordance to this Section 60); provided, however, that the parties hereto may change such contact persons (or successors thereto) or addresses with prior notices to the other parties hereto. Each of the foregoing shall be deemed received by the intended recipient (i) upon delivery if delivered by hand, (ii) the day immediately following the day of fax transmission if sent by facsimile, or (iii) two (2) days after posting if sent by mail.

(i)	To MTFG:

Mitsubishi Tokyo Financial Group, Inc.

2-4-1 Marunouchi, Chiyoda-ku, Tokyo

Attn. Takashi Oyamada, General Manager (Togo Kikaku Shitsucho)

Facsimile No.: 03-3240-8205

(ii)	To BTM:

The Bank of Tokyo-Mitsubishi Limited

2-7-1 Marunouchi, Chiyoda-ku, Tokyo

Attn. Kanetsugu Mike, General Manager (Togo Kikaku Shitsucho)

Facsimile No.: 03-3240-3156

(iii)	To Mitsubishi Trust:

The Mitsubishi Trust and Banking Corporation

1-4-5 Marunouchi, Chiyoda-ku, Tokyo

Attn. Hatsuhito Kaneko, Senior Chief Manager (Togo Kikaku Shitsucho)

Facsimile No.: 03-6214-6058

(iv)	To Mitsubishi Securities:

Mitsubishi Securities Co., Ltd.

2-4-1 Marunouchi, Chiyoda-ku, Tokyo

Attn. Koji Nishimoto, General Manager (Keiei Kikakubu Togo Kikaku Shitsucho)

Facsimile No.: 03-6213-6568

(v)	To UFJ Holdings:

UFJ Holdings, Inc.

1-1-1 Otemachi, Chiyoda-ku, Tokyo

Attn. Ichiro Hamakawa, General Manager (Keiei Kikaku Bucho and Togo Kikaku Shitsucho)

Facsimile No.: 03-3212-5869

(vi)	To UFJ Bank:

UFJ Bank Limited

1-1-1 Otemachi, Chiyoda-ku, Tokyo

Attn. Atsushi Muto, General Manager (Kikakubu Togo Kikakushitsucho)

Facsimile No.: 03-3214-6470

(vii)	To UFJ Trust:

UFJ Trust Bank Limited

1-4-3 Marunouchi, Chiyoda-ku, Tokyo

Attn. Kenichi Miyanaga, General Manager / General Planning Department (Sogo Kikakubu Fukubucho and Togo Kikaku Shitsucho)

Facsimile No.: 03-3201-1185

(viii)	To UFJ Securities:

UFJ Tsubasa Securities Co., Ltd.

1-1-3 Otemachi, Chiyoda-ku, Tokyo

Attn. Akio Sashida, General Manager (Togo Kikaku Shitsucho)

Facsimile No.: 03-5220-2057

Section 61.    (Public Announcement)

Any public announcement with respect to the execution or content of this Agreement subsequent to the execution hereof shall be made at such time and in such manner and content as agreed upon in advance by the parties hereto; provided, however, that the foregoing shall not apply if such announcement is required by applicable laws and regulations, rules of stock exchange(s) or judicial and/or administrative bodies (including announcements made in the Form F-4 to be filed by MTFG or Mitsubishi Securities pursuant to U.S. securities laws and regulations ).

Section 62.    (Modification, etc. of this Agreement)

No modification or amendment of this Agreement shall be valid unless agreed upon in writing and executed by an authorized representative of each party by printing his name and affixing his seal. In addition, no waiver by any party of any rights under this Agreement shall be valid unless made in writing and executed by an authorized representative of such party by printing his name and affixing his seal.

Section 63.    (Severability)

Any invalidity or unenforceability of any of the provisions in this Agreement for any reason shall not directly cause any other provisions herein to be invalid or unenforceable.

Section 64.    (Language)

The official text of this Agreement shall be in Japanese. The official text in Japanese shall be the only effective contract irrespective of any translations of this Agreement in English or in any other languages, and in the event that there are any discrepancies between the official Japanese text and any translation thereof, the Japanese text shall prevail.

Section 65.    (Governing Law)

This Agreement shall be governed by the laws of Japan.

Section 66.    (Jurisdiction)

The parties to this Agreement hereby submit to the exclusive consent jurisdiction of the Tokyo District Court as the court of first instance over any and all disputes relating to this Agreement.

Section 67.    (Consultation)

The parties hereto shall consult in good faith and resolve by mutual agreement any matters not explicitly provided for herein or any doubts that arise in the interpretation of this Agreement.

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IN WITNESS WHEREOF, this Agreement is executed in eight counterparts and the parties hereto shall affix their names and seals and shall each retain one copy.

February 18, 2005

MTFG:	2-4-1 Marunouchi, Chiyoda-ku, Tokyo Mitsubishi Tokyo Financial Group, Inc.

BTM:	2-7-1 Marunouchi, Chiyoda-ku, Tokyo The Bank of Tokyo-Mitsubishi Limited

Mitsubishi Trust:	1-4-5 Marunouchi, Chiyoda-ku, Tokyo The Mitsubishi Trust and Banking Corporation

Mitsubishi Securities:	2-4-1 Marunouchi, Chiyoda-ku, Tokyo Mitsubishi Securities Co., Ltd.

UFJ Holdings:	3-5-6 Fushimi-machi Chuo-ku, Osaka UFJ Holdings, Inc.

UFJ Bank:	3-21-24 Nishiki, Naka-ku, Nagoya-shi UFJ Bank Limited

UFJ Trust:	1-4-3 Marunouchi, Chiyoda-ku, Tokyo UFJ Trust Bank Limited

UFJ Securities:	1-1-3 Otemachi, Chiyoda-ku, Tokyo UFJ Tsubasa Securities Co., Ltd.

AMENDMENT TO INTEGRATION AGREEMENT

THIS AMENDMENT TO INTEGRATION AGREEMENT (this “Agreement”) is entered into by and among Mitsubishi Tokyo Financial Group, Inc. (“MTFG”), The Bank of Tokyo-Mitsubishi Limited (“BTM”), The Mitsubishi Trust and Banking Corporation (“Mitsubishi Trust”) and Mitsubishi Securities Co., Ltd. (“Mitsubishi Securities”), and UFJ Holdings, Inc. (“UFJ Holdings”), UFJ Bank Limited (“UFJ Bank”), UFJ Trust Bank Limited (“UFJ Trust”) and UFJ Tsubasa Securities Co., Ltd. (“UFJ Securities”) in order to amend the Integration Agreement dated February 18, 2005 (the “Integration Agreement”) by and among the parties hereto in accordance with the provisions of Section 62 of the Integration Agreement.

Section 1.    Amendment to Section 9.3 of the Integration Agreement.    Section 9.3 of the Integration Agreement shall be amended to read as follows:

(Before Amendment)

“9.3. Subject to the terms and conditions set forth in this Agreement, MTFG shall convene class shareholders’ meetings of the Class 1 preferred shares and Class 3 preferred shares, respectively, within the last ten days of June 2005, and shall seek class shareholder approval of the Merger Agreement Between Holding Companies and the resolutions required for the Merger Between Holding Companies.”

(After Amendment)

“9.3. Subject to the terms and conditions set forth in this Agreement, MTFG shall convene a class shareholders’ meeting of the Class 3 preferred shares within the last ten days of June 2005, and shall seek class shareholder approval of the Merger Agreement Between Holding Companies and the resolutions required for the Merger Between Holding Companies.”

Section 2.    Amendment to Section 10.1 of the Integration Agreement.    Section 10.1 of the Integration Agreement shall be amended to read as follows:

(Before Amendment)

“10.1. Upon the Merger Between Holdings Companies, MTFG shall newly issue shares of common stock in a number equal to the product obtained by multiplying (x) the total number of shares of common stock of UFJ Holdings held by the shareholders (the term “shareholder” being hereinafter defined as including a beneficial shareholder) entered or recorded in the latest shareholder register (the term “shareholder register” being hereinafter defined as including a beneficial shareholder register) of UFJ Holdings as of the day immediately preceding the date of the merger by (y) 0.62, and allot and deliver such newly issued shares to the shareholders of common stock of UFJ Holdings at a rate of 0.62 shares of common stock of MTFG per share of common stock of UFJ Holdings.”

(After Amendment)

“10.1. Upon the Merger Between Holdings Companies, MTFG shall newly issue shares of common stock in a number equal to the product obtained by multiplying (x) the total number of shares of common stock of UFJ Holdings held by the shareholders (the term “shareholder” being hereinafter defined as including a beneficial shareholder and a fractional shareholder) entered or recorded in the latest shareholder register (the term “shareholder register” being hereinafter defined as including a beneficial shareholder register and a fractional shareholder register) of UFJ Holdings as of the day immediately preceding the date of the merger by (y) 0.62, and allot and deliver such newly issued shares to the shareholders of common stock of UFJ Holdings at a rate of 0.62 shares of common stock of MTFG per share of common stock of UFJ Holdings; provided, however, that the shares of common stock of UFJ Holdings held by MTFG and treasury shares held by UFJ Holdings do not receive an allocation.”

Section 3.    Amendment to Section 19 of the Integration Agreement.

Section 3.1.    Section 19.3 of the Integration Agreement shall be amended to read as follows:

(Before Amendment)

“19.3. Subject to the terms and conditions set forth in this Agreement, BTM shall convene class shareholders’ meeting of the preferred shares within the last ten days of June 2005, and shall seek class shareholder approval of the Merger Agreement Between Banks and the resolutions required for the Merger Between Banks. MTFG shall exercise its voting rights in favor of the resolution to approve the Merger Agreement Between Banks at such shareholders’ meeting.”

(After Amendment)

“19.3. Subject to the terms and conditions set forth in this Agreement, BTM shall convene class shareholders’ meetings of the Class 1 preferred shares and the Class 2 preferred shares, respectively, within the last ten days of June 2005, and shall seek class shareholder approval of the Merger Agreement Between Banks and the resolutions required for the Merger Between Banks at each such meeting. MTFG shall exercise its voting rights in favor of the resolution to approve the Merger Agreement Between Banks at such shareholders’ meetings.”

Section 3.2.    Section 19.4 of the Integration Agreement shall be amended to read as follows:

(Before Amendment)

“19.4. Subject to the terms and conditions set forth in this Agreement, UFJ Bank shall convene class shareholders’ meetings of the ordinary shares, Series 1 of preferred shares, Series 1 of Class A preferred shares, Series 1 of Class D preferred shares, Series 2 of Class D preferred shares, Series 1 of Class E preferred shares, Series 1 of Class G preferred shares and Series 2 of Class G preferred shares, respectively, within the last ten days of June 2005, and shall seek class shareholder approval of the Merger Agreement Between Banks and the resolutions required for the Merger Between Banks at each such meeting. UFJ Holdings and MTFG shall exercise their respective voting rights in favor of the resolution to approve the Merger Agreement Between Banks at such shareholders’ meetings.”

(After Amendment)

“19.4. Subject to the terms and conditions set forth in this Agreement, UFJ Bank shall convene class shareholders’ meetings of the ordinary shares, Series 1 of preferred shares, Series 1 of Class A preferred shares, Series 1 of Class D preferred shares, Series 2 of Class D preferred shares, Series 1 of Class E preferred shares (which shall hereinafter read “Class F preferred shares,” if such shares have been issued upon conversion of the Series 1 of Class E preferred shares), Series 1 of Class G preferred shares, Series 2 of Class G preferred shares and Series 1 of Class H preferred shares, respectively, within the last ten days of June 2005, and shall seek class shareholder approval of the Merger Agreement Between Banks and the resolutions required for the Merger Between Banks at each such meeting. UFJ Holdings and MTFG shall exercise their respective voting rights in favor of the resolution to approve the Merger Agreement Between Banks at such shareholders’ meetings.”

Section 4.    Amendment to Section 20 of the Integration Agreement.

Section 4.1.    Section 20.1 of the Integration Agreement shall be amended to read as follows:

(Before Amendment)

“20.1. Upon the Merger Between Banks, BTM shall newly issue shares of common stock in a number equal to the product obtained by multiplying (x) the total number of shares of common stock of UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger by (y) 0.62, and allot and deliver such newly issued shares to the shareholders of common stock of UFJ Bank at a rate of 0.62 shares of common stock of BTM per share of common stock of UFJ Bank.”

(After Amendment)

“20.1. Upon the Merger Between Banks, BTM shall newly issue shares of common stock in a number equal to the product obtained by multiplying (x) the total number of shares of common stock of UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger by (y) 0.62, and allot and deliver such newly issued shares to the shareholders of common stock of UFJ Bank at a rate of 0.62 shares of common stock of BTM per share of common stock of UFJ Bank; provided that any fraction resulting from such allotment which constitutes less than one share of common stock of BTM shall be rounded up to one share.”

Section 4.2.    Section 20.5 of the Integration Agreement shall be amended to read as follows:

(Before Amendment)

“20.5. Upon the Merger Between Banks, BTM shall newly issue shares of preferred stock (upon substantially the same terms and conditions as those of the Series 1 of Class E preferred shares of UFJ Bank) in a number equal to the total number of the Series 1 of Class E preferred shares of UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of the Series 1 of Class E preferred stock of UFJ Bank at a rate of 1 share of preferred stock to be issued pursuant to this Section 20.5 per share of the Series 1 of Class E preferred stock of UFJ Bank.”

(After Amendment)

“20.5. Upon the Merger Between Banks, BTM shall newly issue shares of common stock in a number equal to the product obtained by multiplying (x) the total number of the Series 1 of Class E preferred shares of UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger by (y) 0.34, and allot and deliver such newly issued shares to the shareholders of the Series 1 of Class E preferred stock of UFJ Bank (which shall hereinafter read “the shareholders of Class F preferred stock of UFJ Bank,” if such shares have been issued upon conversion of the Series 1 of Class E preferred shares of UFJ Bank) at a rate of 0.34 shares of common stock of BTM per share of the Series 1 of Class E preferred stock of UFJ Bank.”

Section 4.3.    Section 20.6 of the Integration Agreement shall be amended to read as follows:

(Before Amendment)

“20.6. Upon the Merger Between Banks, BTM shall newly issue shares of preferred stock (upon substantially the same terms and conditions as those of the Series 1 of Class G preferred shares of UFJ Bank) in a number equal to the total number of the Series 1 of Class G preferred shares of UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of the Series 1 of Class G preferred stock of UFJ Bank at a rate of 1 share of preferred stock to be issued pursuant to this Section 20.6 per share of the Series 1 of Class G preferred stock of UFJ Bank.”

(After Amendment)

“20.6. Upon the Merger Between Banks, BTM shall newly issue shares of common stock in a number equal to the product obtained by multiplying (x) the total number of the Series 1 of Class G preferred shares of

UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger by (y) 0.34, and allot and deliver such newly issued shares to the shareholders of the Series 1 of Class G preferred stock of UFJ Bank at a rate of 0.34 shares of common stock of BTM per share of the Series 1 of Class G preferred stock of UFJ Bank.”

Section 4.4.    Section 20.7 of the Integration Agreement shall be amended to read as follows:

(Before Amendment)

“20.7. Upon the Merger Between Banks, BTM shall newly issue shares of preferred stock (upon substantially the same terms and conditions as those of the Series 2 of Class G preferred shares of UFJ Bank) in a number equal to the total number of the Series 2 of Class G preferred shares of UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger, and allot and deliver such newly issued shares to the shareholders of the Series 2 of Class G preferred stock of UFJ Bank at a rate of 1 share of preferred stock to be issued pursuant to this Section 20.7 per share of the Series 2 of Class G preferred stock of UFJ Bank.”

(After Amendment)

“20.7. Upon the Merger Between Banks, BTM shall newly issue shares of common stock in a number equal to the product obtained by multiplying (x) the total number of the Series 2 of Class G preferred shares of UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger by (y) 0.34, and allot and deliver such newly issued shares to the shareholders of the Series 2 of Class G preferred stock of UFJ Bank at a rate of 0.34 shares of common stock of BTM per share of the Series 2 of Class G preferred stock of UFJ Bank.”

Section 4.5.    A new provision as set forth below shall be added to Section 20 as Section 20.8:

“20.8. Upon the Merger Between Banks, BTM shall newly issue shares of common stock in a number equal to the product obtained by multiplying (x) the total number of the Series 1 of Class H preferred shares of UFJ Bank held by the shareholders entered or recorded in the latest shareholder register of UFJ Bank as of the day immediately preceding the date of the merger by (y) 3.44, and allot and deliver such newly issued shares to the shareholders of the Series 1 of Class H preferred stock of UFJ Bank at a rate of 3.44 shares of common stock of BTM per share of the Series 1 of Class H preferred stock of UFJ Bank.”

Section 5.    Amendment to Section 29.2 of the Integration Agreement.    Section 29.2 of the Integration Agreement shall be amended to read as follows:

(Before Amendment)

“29.2. Subject to the terms and conditions set forth in this Agreement, each of Mitsubishi Trust and UFJ Trust shall convene their respective annual shareholders’ meeting (in the case of Mitsubishi Trust, its annual shareholders’ meeting will also be deemed as the class shareholders’ meeting of the ordinary shares) within the last ten days of June 2005, and shall seek shareholder approval of the Merger Agreement Between Trust Banks and the resolutions required for the Merger Between Trust Banks. MTFG and UFJ Holdings shall exercise their respective voting rights in favor of the resolution to approve the Merger Agreement Between Trust Banks at such annual shareholders’ meetings.”

(After Amendment)

“29.2. Subject to the terms and conditions set forth in this Agreement, each of Mitsubishi Trust and UFJ Trust shall convene their respective annual shareholders’ meeting within the last ten days of June 2005, and shall seek shareholder approval of the Merger Agreement Between Trust Banks and the resolutions required for the Merger Between Trust Banks. MTFG and UFJ Holdings shall exercise their respective voting rights in favor of the resolution to approve the Merger Agreement Between Trust Banks at such annual shareholders’ meetings.”

Section 6.    Amendment to Section 30.1 of the Integration Agreement.    Section 30.1 of the Integration Agreement shall be amended to read as follows:

(Before Amendment)

“30.1. Upon the Merger Between Trust Banks, Mitsubishi Trust shall newly issue shares of common stock in a number equal to the product obtained by multiplying (x) the total number of shares of common stock of UFJ Trust held by the shareholders entered or recorded in the latest shareholder register of UFJ Trust as of the day immediately preceding the date of the merger by (y) 0.62, and allot and deliver such newly issued shares to the shareholders of common stock of UFJ Trust at a rate of 0.62 shares of common stock of Mitsubishi Trust per share of common stock of UFJ Trust.”

(After Amendment)

“30.1. Upon the Merger Between Trust Banks, Mitsubishi Trust shall newly issue shares of common stock in a number equal to the product obtained by multiplying (x) the total number of shares of common stock of UFJ Trust held by the shareholders entered or recorded in the latest shareholder register of UFJ Trust as of the day immediately preceding the date of the merger by (y) 0.62, and allot and deliver such newly issued shares to the shareholders of common stock of UFJ Trust at a rate of 0.62 shares of common stock of Mitsubishi Trust per share of common stock of UFJ Trust; provided that any fraction resulting from such allotment which constitutes less than one share of common stock of Mitsubishi Trust shall be rounded up to one share.”

Section 7.    Effect of This Agreement.    The amendments to the Integration Agreement pursuant to this Agreement shall be effective as of the date hereof, but shall not affect any other terms and conditions of the Integration Agreement.

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IN WITNESS WHEREOF, this Agreement is executed in eight counterparts and parties hereto shall affix their names and seals and shall each retain one original.

April 20, 2005

MTFG:	2-4-1 Marunouchi, Chiyoda-ku, Tokyo Mitsubishi Tokyo Financial Group, Inc.

BTM:	2-7-1 Marunouchi, Chiyoda-ku, Tokyo The Bank of Tokyo-Mitsubishi Limited

Mitsubishi Trust:	1-4-5 Marunouchi, Chiyoda-ku, Tokyo The Mitsubishi Trust and Banking Corporation

Mitsubishi Securities:	2-4-1 Marunouchi, Chiyoda-ku, Tokyo Mitsubishi Securities Co., Ltd.

UFJ Holdings:	3-5-6 Fushimi-machi Chuo-ku, Osaka UFJ Holdings, Inc.

UFJ Bank:	3-21-24 Nishiki, Naka-ku, Nagoya-shi UFJ Bank Limited

UFJ Trust:	1-4-3 Marunouchi, Chiyoda-ku, Tokyo UFJ Trust Bank Limited

UFJ Securities:	1-1-3 Otemachi, Chiyoda-ku, Tokyo UFJ Tsubasa Securities Co., Ltd.